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                                                                    Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm



Sigmatron International, Inc.
Elk Grove Village, Illinois


We hereby consent to the incorporation by reference in the Registration Statements of Sigmatron International, Inc. on Form S-8 (File No. 33-20147 and 333-52044) of our report dated July 16, 2007, relating to the consolidated financial statements of Sigmatron International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended April 30, 2007.



/s/ BDO Seidman, LLP
Chicago, Illinois

July 16, 2007